Exhibit 5.2

10 November 2015

Philip Harvey Partner T + 61 2 9296 2484

Westpac Banking Corporation

Westpac Place

275 Kent Street

SYDNEY   NSW   2000

Dear Sirs

Westpac Banking Corporation (“Bank”) — Registration Statement on Form F-3 for the issuance of (i) senior debt securities (“Senior Debt Securities”) pursuant to a Senior Indenture dated as of 1 July 1999 between the Bank and The Bank of New York Mellon as successor to The Chase Manhattan Bank (“Senior Trustee”) as supplemented and amended by the First Supplemental Indenture dated 27 August 2009 between the Bank and the Trustee and the Fifth Supplemental Indenture dated 14 August 2012 between the Bank and the Trustee (the Senior Indenture as so supplemented and amended, the “Base Senior Indenture”) and (ii) subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) pursuant to a Subordinated Indenture (“Subordinated Indenture” and together with the Base Senior Indenture, the “Indentures”) dated as of 15 May 2003 between the Bank and The Bank of New York Mellon as successor to JPMorgan Chase Bank (“Subordinated Trustee” and together with the Senior Trustee the “Trustees”)

We refer to the filing with the Securities and Exchange Commission (“SEC”) under the United States Securities Act 1933, as amended (“Securities Act”), of the following documents in respect of which we have acted as your legal advisers in New South Wales (“NSW”) and the Commonwealth of Australia (“Australia”) (together the “Relevant Jurisdictions”):

•                                           the Registration Statement of the Bank on Form F-3 (File No. 333) dated 10 November 2015 (“Registration Statement”); and

•                                           the Prospectus dated 10 November 2015 (“Base Prospectus”).

This opinion relates only to the laws of the Relevant Jurisdictions and is given on the basis that it will be construed in accordance with the laws of NSW.  We express no opinion about the laws of another jurisdiction or (except as expressly provided in paragraph 4) factual matters.

1                                          Documents

We have examined copies (certified or otherwise identified to our satisfaction) of the following documents:

(a)                                  the Registration Statement and the Base Prospectus and the following documents which are incorporated by reference into the Base Prospectus:

(i)                                      the Form 20-F for the year ended 30 September 2015; and

(ii)                                   the information contained in Exhibit 1 to the Bank’s report on Form 6-K dated 10 November 2015;

(b)                                  the Indentures;

(c)                                   the certificate of registration and the constitution of the Bank; and

(d)                                  the resolutions of the board of directors of the Bank and the approvals of officers of the Bank pursuant to those resolutions authorising the filing of the Registration Statement and the Base Prospectus and the execution and delivery of the Indentures.

In this opinion “laws” means the common law, principles of equity and laws constituted or evidenced by documents available to the public generally.

2                                          Assumptions

We have assumed:

(a)                                  the authenticity of all signatures, seals, duty stamps and markings;

(b)                                  the completeness, and conformity to originals, of all documents submitted to us;

(c)                                   that:

(i)                                      all authorisations specified above remain in full force and effect; and

(ii)                                 all authorisations required for the Trustees to enter into the Indentures have been obtained and remain in full force and effect;

(d)                                  that:

(i)                                   any future amendment to the Indentures does not in any way affect the matters opined upon in this opinion;

(ii)                                there has been no breach or repudiation of, or waiver of any rights or obligations under the Indentures; and

(iii)                             the Bank and the Trustees remain ready, willing and able to perform their respective obligations under the Indentures;

(e)                                   that the Indentures have been executed and delivered by duly authorised signatories and delivered outside Australia in the form which we have examined and that all formalities required under the laws of the place of execution of the Indentures have been complied with by the Bank and the Trustees;

(f)                                    that the Indentures are valid and binding obligations of the Bank and the Trustees under all relevant laws (including the laws of the Relevant Jurisdictions except insofar as they affect the obligations of the Bank);

(g)                                   that all the provisions in the Indentures have been, and will be, strictly complied with by the Bank and the Trustees;

(h)                                  that:

(i)                                    the resolutions of the boards of directors referred to in paragraph 1(d) were properly passed (including that any meeting convened was properly convened);

(ii)                                 all directors who participated and voted were entitled so to do;

(iii)                              the directors and officers of the Bank granting the approvals referred to in paragraph 1(d) have properly performed their duties; and

(iv)                             all provisions relating to the declaration of directors’ interests or the power of interested directors to vote were duly observed,

but there is nothing in the searches referred to in paragraph 3 or on the face of the extract of the authorisations referred to in paragraph 1(d) that would lead us to believe otherwise;

(i)                                      that, if an obligation is to be performed in a jurisdiction outside Australia, its performance will not be contrary to an official directive, impossible or illegal under the law of that jurisdiction;

(j)                                     that neither the Australian Commissioner of Taxation nor any other governmental authority having the power to do so has given nor will give a statutory notice or direction requiring the Bank (or any person on its behalf) to deduct from sums payable by it to a person under the Indentures any taxes or other charges payable by the payee.  It is unlikely that such a notice or direction would be given unless the amount of tax or other charges was in dispute or the payee had failed to pay tax or other charges payable by it;

(k)                                  that immediately following execution of the Indentures, the Bank was solvent;

(l)                                      that the Trustees are not related parties of the Bank for the purposes of the Corporations Act 2001 of Australia (“Corporations Act”); and

(m)                              that no person has been, or will be, engaged in conduct that is unconscionable, dishonest or misleading or deceptive or likely to mislead or deceive.

We have not taken any steps to verify these assumptions and assume that you do not know or suspect that any of these assumptions is incorrect.

3                                          Searches

We have examined:

(a)                                  an extract of company information for the Bank obtained from Australian Securities and Investments Commission (“ASIC”) in Sydney; and

(b)                                  the list of Authorised Deposit-taking Institutions available from the website of the Australian Prudential Regulation Authority (“APRA”),

in each case as at, respectively, approximately 9.00 am local time on 10 November 2015.

These records are not necessarily complete or up to date.  We have not examined documents filed by the Bank with ASIC or APRA nor have we made any other searches.

4                                          Opinion

On the foregoing basis and subject to the qualifications set out below, we are of the opinion that:

(a)                                  the Bank is incorporated and validly existing under the laws of Australia, is capable of suing and being sued in its corporate name and is authorised to carry on banking business under the Banking Act 1959 of Australia (“Banking Act”);

(b)                                  the Bank has the corporate power and authority to:

(i)                                      enter into the Indentures and observe its obligations under them; and

(ii)                                   issue the Debt Securities and observe its obligations under them;

(c)                                   the Bank has taken all corporate action required on its part to authorise:

(i)                                      the filing of the Registration Statement, including the Prospectus, for the issue and sale of the Debt Securities in an unlimited amount; and

(ii)                                   the execution, delivery and observance of its obligations under the Indentures and the Indentures have been duly executed and delivered by the Bank; and

(d)                                  insofar as the laws of the Relevant Jurisdictions are applicable, the Indentures are legal, valid, binding and (subject to the terms of the relevant Indenture) enforceable obligations of the Bank.

The expression “enforceable” means that the relevant obligations are of a type that the courts in the Relevant Jurisdictions enforce and does not mean that the obligations will necessarily be enforced in all circumstances in accordance with their terms.

5                                          Qualifications

This opinion is subject to the following qualifications:

(a)                                  the nature and enforcement of rights and obligations may be affected by lapse of time, failure to take action or laws (including, without limitation, laws relating to the enforcement of security interests or insolvency), certain equitable remedies and defences generally affecting creditors’ rights;

(b)                                  a creditor’s rights may be affected by a specific court order obtained under laws and defences generally affecting creditors’ rights (including, in the case of the Bank, sections 13A and 16 of the Banking Act and section 86 of the Reserve Bank Act 1959 of Australia as described in the Base Prospectus);

(c)                                   the rights of a party to enforce its rights against the Bank may be limited or affected by:

(i)                                    breaches by that party of its obligations under the Indentures or misrepresentations made by it in, or in connection with, the Indentures;

(ii)                                 conduct of that party which is unlawful;

(iii)                              conduct of that party which gives rise to an estoppel or claim by the Bank; or

(iv)                             the Australian Code of Banking Practice if adopted by that party;

(d)                                  the availability of certain equitable remedies (including, without limitation, injunctions and specific performance) is at the discretion of a court in the Relevant Jurisdictions;

(e)                                   an obligation which imposes a detriment on a party may be unenforceable in its entirety or to the extent that the detriment exceeds the amount of the relevant loss or damage, if that detriment is held to constitute a penalty;

(f)                                    a provision that a statement, opinion, determination or other matter is final and conclusive will not necessarily prevent judicial enquiry into the merits of a claim by an aggrieved party;

(g)                                   the laws of the Relevant Jurisdictions may require that:

(i)                                      parties act reasonably and in good faith in their dealings with each other;

(ii)                                   discretions are exercised reasonably; and

(iii)                                opinions are based on good faith;

(h)                                  a party entering into an Indenture may, in doing so, be acting, or later be held to have acted, in the capacity of a trustee under an undocumented or partially documented constructive, implied or resulting trust which may have arisen as a consequence of that party’s conduct;

(i)                                      the question whether a provision of an Indenture which is invalid or unenforceable may be severed from other provisions is determined at the discretion of a court in the Relevant Jurisdictions;

(j)                                     an indemnity for legal costs may be unenforceable;

(k)                                  we express no opinion as to:

(i)                                    provisions precluding oral amendments or waivers;

(ii)                                 Australian tax law;

(iii)                              whether the Bank is or will be complying with, or is or will be required to do or not to do anything by, the prudential standards, prudential regulations or any directions made by APRA or under the Banking Act;

(iv)                             the accuracy, completeness or suitability of any formula; or

(v)                                  any:

(A)                                proposal to introduce or change a law, or any pending change in law;

(B)                                law which has been enacted and has not commenced, or if it has commenced, has not started to apply; or

(C)                                pending judgment, or the possibility of an appeal from a judgment, of any court,

or the implications of any of them;

(l)                                      regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a prescribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism;

(m)                              a court will not give effect to a currency indemnity, a choice of laws to govern a document or a submission to the jurisdiction of certain courts if to do so would be contrary to public policy in the Relevant Jurisdictions.  However, we consider it is unlikely that a court in the Relevant Jurisdictions would reach such a conclusion in relation to New York law;

(n)                                  under the Banking Act, any other party to a contract to which the Bank is a party may not deny any obligations under that contract, accelerate any debt under that contract or close out any transaction relating to that contract on the grounds that the Bank is subject to a direction by APRA under the Banking Act or an ADI statutory manager (as defined in the Banking Act):

(i)                                      is in control of the Bank’s business; or

(ii)                                   takes various actions in respect of any shares in the Bank;

(o)                                  a payment made under mistake may be liable to restitution; and

(p)                                  we express no opinion in respect of the Registration Statement or the Base Prospectus (and for the avoidance of doubt, including the documents incorporated by reference in those documents) and we have not been, nor are we, responsible for verifying the accuracy of the facts, or the reasonableness of any statements of opinion, contained in those documents, or that no material facts have been omitted from them.  Furthermore, we express no opinion as to whether the Registration Statement or the Base Prospectus contain all the information required in order for the issuance, offer and sale of debt securities not to constitute misleading or deceptive conduct within the meaning of the Corporations Act or any analogous prohibited conduct under any other law.

We consent to the filing of this opinion as an exhibit to the Form F-3 dated 10 November 2015 filed by the Bank with the SEC, to this opinion being incorporated by reference in the Registration Statement and to the reference to our firm under the heading “Validity of Securities” in the Base Prospectus.  In giving such consent, we do not thereby concede or admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

We also consent to Debevoise & Plimpton LLP relying on this opinion for the purpose of the opinion given by them and filed as an exhibit to that same Form F-3.

This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters and we have no obligation to update it.

This opinion is given in respect of the laws of the Relevant Jurisdictions which are in force at 9.00 am local time on the date of this letter.

Yours faithfully

/s/ King & Wood Mallesons